EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Stock Incentive Option Plan, of our report dated April 8, 2010, with respect to our audits of the financial statements of Golden Spirit Enterprises Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

April 21, 2010